Exhibit 10.1

                            COX COMMUNICATIONS, INC.
                              2005 PERFORMANCE PLAN

1.       PURPOSES

         The purposes of the Plan are (a) to provide an additional incentive for the Company's employees to further the Company's growth, development and financial success, and (b) to enable the Company to retain employees whom the Company considers essential to its long range success, in each case by affording such employees the opportunity to receive benefit payments based on the Company's performance.

2.       DEFINITIONS

         The following definitions shall be applicable throughout the Plan:

         (a) "Award" means the amount of benefit payable under the Plan to a Participant with respect to a Measurement Period.

         (b) "Board" means the Board of Directors of the Company.

         (c) "CAPEX" means the capital expenditures of the Company, as calculated for purposes of the Plan.

         (d) "Cause" means conduct that is materially detrimental to the Company or to one of its subsidiaries, divisions or other affiliated entities as determined by the Committee in its sole discretion.

         (e) "Committee" means the Compensation Committee of the Board or another committee designated by the Board or by the Compensation Committee to which the responsibility to administer the Plan has been delegated.

         (f) "Company" means Cox Communications, Inc. and any corporate successor thereto.

         (g) "Earned Award Percentage" means the percentage of the Target Award actually earned by a Participant with respect to a Measurement Period, which percentage shall be determined by reference to the achieved Performance Goal stated as a percentage of the OCF and CAPEX used to determine the Performance Goal.

         (h) "Employee" means any person who is employed by the Company or by one of the Company's subsidiaries, divisions or other affiliated entities.

         (i) "Disability" - means total disability as determined by the terms of the Cox Enterprises, Inc. Long-Term Disability Plan in effect at that time.

         (j) "Measurement Period" means the period of time beginning as of January 1, 2005 and ending on the earlier of (i) the last date of the calendar year ending immediately before or contemporaneous with the date a Participant terminates employment with the Company or one of its subsidiaries, divisions or other affiliated entities or (ii) December 31, 2009.

         (k) "OCF" means the operating cash flow of the Company, as calculated for purposes of the Plan.

         (l) "Options" shall mean any outstanding stock options to purchase shares of Class A common stock of the Company that were granted to a Participant under the terms of the Company's Long Term Incentive Plan and that were exchanged by such Participant as a precondition to becoming eligible to participate in the Plan.

         (m) "Participant" means any Employee of the Company who is designated as a participant in the Plan by the Committee.

         (n) "Performance Goal" means the targeted amount of cumulative OCF in excess of cumulative CAPEX, calculated over the Measurement Period. The targeted amount of cumulative OCF in excess of cumulative CAPEX initially shall be established by the Committee in its sole discretion; provided that the Committee, acting in its sole discretion, may adjust the Performance Goal in the manner described in Section 4.

         (o) "Performance Result" means the actual amount of cumulative OCF in excess of cumulative CAPEX actually achieved by the Company over the measurement period.

         (p) "Plan" means this Cox Communications, Inc. 2005 Performance Plan, as amended from time to time.

         (q) "Qualifying Business Transaction" means a reorganization, consolidation, sale or other disposition of a portion of the assets of the Company pursuant to which the Committee has elected, in its sole discretion, to modify the continuation of employment requirements required under Section 7(a) with respect to any affected Participant(s).

         (r) "Retirement" means the date on which the Participant terminates employment on or after the first date the Participant is eligible to receive retirement benefits under the Company's tax-qualified pension plan in effect at that time.

         (s) "Target Award" means the amount of benefit payable to a Participant under the Plan in the event that the Company's Performance Result during the Measurement Period equals 100 percent of the Performance Goal for such Measurement Period.

         (t) "Vested Percentage" means the percent of the Award otherwise payable under the Plan to which a Participant has a non-forfeitable interest at any time.

3.       EFFECTIVE DATE

         The Plan shall become effective as of March 17, 2005.

4.       ADMINISTRATION

         The Plan shall be administered by the Committee, which, acting in its sole discretion, shall have the discretionary authority to interpret the provisions of the Plan. The Committee shall be authorized to make all decisions on eligibility to participate, the establishment of the Performance Goal and the Target Awards and the determination of the amount of the Awards payable under the Plan. Except to the extent that any such adjustments might adversely affect the tax deferred nature of the Award payments under the Plan pursuant to applicable law, and notwithstanding any provisions of the Plan to the contrary, the Committee also is authorized, in its sole discretion, to adjust the Performance Goal under the Plan and to adjust to the Vested Percentages of some or all Participants under the Plan, as it deems appropriate to reflect the Company's business conditions, including, but not limited to, adjustments to reflect the occurrence of an acquisition or disposition by the Company, its subsidiaries, divisions or other affiliated entities.

5.       ELIGIBILITY

         Employees of the Company shall be eligible to participate in the Plan as determined at the sole discretion of the Committee.

6.       ESTABLISHMENT OF TARGET AWARDS

         The Committee will establish a Target Award for each Participant.

7.       VESTED PERCENTAGE

         (a) The Vested Percentage of any Participant who terminates employment with the Company and its subsidiaries, divisions or other affiliated entities for reason of such Participant's Retirement, Disability or death, or whose employment is terminated by the Company or by one of the Company's subsidiaries, divisions or other affiliated entities solely as a result of the consummation of a Qualifying Business Transaction, will be determined as follows:

   January 1, 2005 through December 30, 2005          No Vested Percentage
   December 31, 2005 through December 30, 2006       40% Vested Percentage
   December 31, 2006 through December 30, 2007       60% Vested Percentage
   December 31, 2007 through December 30, 2008       80% Vested Percentage
   December 31, 2008 or thereafter                  100% Vested Percentage

         (b) The Vested Percentage of any Participant who terminates employment with the Company and its subsidiaries, divisions or other affiliated entities other than for reason of such Participant's Retirement, Disability or death, and whose employment is not terminated by the Company or by one of the Company's subsidiaries, divisions or other affiliated entities solely as a result of the consummation of a Qualifying Business Transaction, will be determined as follows:

   January 1, 2005 through December 30, 2006          No Vested Percentage
   December 31, 2006 through December 30, 2007       40% Vested Percentage
   December 31, 2007 through December 30, 2008       60% Vested Percentage
   December 31, 2008 through December 30, 2009       80% Vested Percentage
   December 31, 2009 or thereafter                  100% Vested Percentage

8.       CALCULATION OF THE AWARD

         (a) The value of a Participant's Award, calculated as of the end of the Measurement Period, shall be equal to the Participant's Vested Percentage multiplied by the Earned Award Percentage as of the end of such Measurement Period according to the following:


      Performance Result Achieved as a Percent
           as a Percent of Performance            Earned Award Percentage
      ----------------------------------------    ------------------------

                      GOAL
                      ----

                120% or higher                            200%
                 At least 115%                            175%
                 At least 110%                            150%
                 At least 105%                            125%
                 At Least 100%                            100%
                 At least  90%                             83.3%
                 At least  80%                             67.7%
                 At Least  70%                             50.0%
                 Less Than 70%                                0%


With respect to any measure of the Performance Result as a percentage of the Performance Goal achieved that falls within the threshold levels specified above, the Earned Award Percentage of any affected Participants will be interpolated on a straight line basis. The maximum amount of any Award that can be paid under the Plan to any Participant for performance during any single Measurement Period shall be 200 % of the Participant's Target Award, and the maximum amount of any Award that can be paid under the Plan to any Participant who terminates employment prior to December 31, 2009 for reasons other than on account of Retirement, Disability, death, and whose employment is not terminated by the Company or by one of the Company's subsidiaries, divisions or other affiliated entities solely as a result of the consummation of a Qualifying Business Transaction, shall be 100 % of the Participant's Target Award. Notwithstanding any provisions of the Plan to the contrary, no benefit shall be paid under the Plan to any Participant whose employment is terminated on account of Cause, as determined by the Committee in its sole discretion.

         (b) Notwithstanding any provisions of the Plan to the contrary, the minimum Award that shall be payable under the Plan to any Participant who terminates employment with the Company and its subsidiaries, divisions or other affiliated entities for reason of the Participant's Retirement, Disability or death, or whose employment is terminated by the Company or by one of the Company's subsidiaries, divisions or other affiliated entities solely as a result of the consummation of a Qualifying Business Transaction, on or before December 31, 2005 shall be equal to the aggregate spread, if any, between the exercise prices of any Options held by the Participant, and surrendered as a precondition to becoming eligible for a Target Award, and $34.75. In addition, the minimum Award that shall be payable under the Plan to any Participant who terminates employment with the Company and its subsidiaries, divisions or other affiliated entities for reason of the Participant's Retirement, Disability, death, or whose employment is terminated by the Company or by one of the Company's subsidiaries, divisions or other affiliated entities solely as a result of the consummation of a Qualifying Business Transaction, after December 31, 2005 and before December 31, 2006 shall be equal to the greater of (i) the aggregate spread, if any, between the exercise prices of any Options held by the Participant, and surrendered as a precondition to becoming eligible for a Target Award, and $34.75, and (ii) the Award otherwise calculated under the provisions of Section 8(a).

         (c) Notwithstanding any provisions of the Plan to the contrary, the minimum Award that shall be payable under the Plan to any Participant who terminates employment with the Company and its subsidiaries, divisions or other affiliated entities for reason other than the Participant's Retirement, Disability, death, and whose employment is not terminated by the Company or by one of the Company's subsidiaries, divisions or other affiliated entities solely as a result of the consummation of a Qualifying Business Transaction, after December 31, 2005 and before December 31, 2006 shall be equal to the lesser of
(i) 50 percent of the aggregate spread, if any, between the exercise prices of any Options held by the Participant, and surrendered as a precondition to becoming eligible for a Target Award, and $34.75, and (ii) the Award otherwise calculated under the provisions of Section 8(a) assuming, for this purpose, that such a Participant had a 20 percent Vested Percentage.

9.       DISTRIBUTIONS

         Distribution of each Award shall be made by the Company in the form of a lump sum cash payment. Any distribution made under this Plan shall occur within a reasonably practicable period of time after the end of the Measurement Period in which the Participant has earned the Award. If a Participant entitled to the payment of an Award under the Plan dies prior to the distribution of such Award, then the distribution shall be made to the Participant's beneficiary, as designated under the Plan, within the same time period in which the Award otherwise would have been paid to the Participant.

10.      GENERAL

         (a) The Company shall have the right to deduct from all Awards paid in cash any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes required to be withheld from any Award.

         (b) Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its subsidiaries, divisions or other affiliated entities, or affect in any way the right of Company and its subsidiaries, divisions or other affiliated entities to terminate the Participant's employment at any time, with or without cause, or change the participant's responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general creditor to the Company.

         (c) Each Participant may designate in writing delivered to the Committee a beneficiary(ies) who will be paid benefits, if any, in the event of the Participant's death. The beneficiary designation is not effective until received by the Committee or its representative. If a deceased Participant has not designated a beneficiary(ies), the beneficiary does not survive the Participant, or if the beneficiary(ies) cannot be located within six months of the Participant's death, then the Committee will pay any Plan benefit (as of the Participant's date of death) to the Participant's estate.

         (d) A person's rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged or transferred except, in the event of a Participant's death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

         (e) The expenses of administering the Plan shall be borne by the Company.

         (f) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         (g) The Committee may require a Participant or a beneficiary to sign any documents deemed appropriate by the Committee in its sole discretion, including the release of the Company and the Committee from any laws that control the payment of benefits to a minor or to an incompetent person.

         (h) The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof) and any applicable federal law. If any provision of this Plan is invalid or unenforceable, it will not affect the other provisions, and the Plan will remain in effect as though the invalid or unenforceable provisions were omitted.

         (i) The Committee may (1) terminate the Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Plan prior to the date of the termination, or (2) at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part, except to the extent that any such actions might adversely affect the tax deferred nature of the Award payments under the Plan pursuant to applicable law.